Exhibit 15.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-198578) and the Registration Statements on Form F-3 (File No. 333-206653 and File No. 333-210795) of JD.com, Inc. of our report dated April 26, 2018 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of Tuniu Corporation, which appears in this Form 20F/A (Amendment No.1).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

June 29, 2018